News Release

SouthPeak Interactive Corporation Reports Fiscal 2010 Second Quarter Financial Results

Company Reports Net Revenues of $10.1 Million, 29% Decrease in Operating Expenses and Cash Flow Positive

QuarterSouthPeak to Host Conference Call Today at 8:00 AM Eastern Time

MIDLOTHIAN, Va., Feb 17, 2010 (BUSINESS WIRE) -- SouthPeak Interactive Corporation (OTC Bulletin Board: SOPK), one of the world's leading video game publishers, today announced financial results for the fiscal 2010 second quarter ended December 31, 2009.

Second Quarter Fiscal 2010 Financial Highlights

•	Net revenues of $10.1 million, compared with $17.3 million in the comparable period in fiscal 2009;
•	Total operating expenses decreased by 29% to $5.3 million, compared with $7.5 million in the second quarter of fiscal 2009;
•	GAAP net loss was ($2.6) million, or ($0.06) per share, compared with a GAAP net income of $1.2 million, or $0.02 per diluted share in the comparable period in fiscal 2009;
•	Non-GAAP[1] net income was $433,000, or $0.01 per diluted share, compared with a non-GAAP net income of $1.7 million, or $0.05 per diluted share, in the same three month period in fiscal 2009;
•	Adjusted EBITDA[2] was $1.4 million, compared with an adjusted EBITDA of $2.9 million in the prior fiscal year period; and,
•	Positive cash flow from operations of $7,000, compared with a cash flow deficit of ($6.8) million for the fiscal 2009 second quarter.

Second Quarter Fiscal 2010 and Recent Business Highlights

•	Entered mobile marketplace with the launch of Schrodinger's Rat for the iPhone(TM) and iPod(TM) touch;
•	Secured strategic partnership agreement with Koch Media's Deep Silver to exclusively distribute Deep Silver's games in North America;
•	Released two titles during the quarter: Horrid Henry (Wii, Nintendo DS and PC) and My Baby First Steps(TM) (Wii(TM) and Nintendo DS(TM)) to leverage key My Baby franchise;
•	Increased My Baby franchise unit sales by 45% compared with the fiscal 2009 holiday season.
•	Introduced new titles since January: Blood Bowl(R) (Windows PC and Xbox 360), Fast Food Panic (Nintendo DS, Wii); and, Crime Scene (Nintendo DS), Hotel Giant 2 (Windows PC); and,
•
Upcoming product releases include: Prison Break (Xbox 360 and PS3), Risen (Xbox 360), Miniclip(TM) Sushi Go Round (Wii, Nintendo DSi(TM) and iPhone(TM)), TNA iMPACT: Cross the Line (PSP, PSPgo and Nintendo DS), Dementium(TM) 2 (Nintendo DS), 3Dot Heroes (PS3(TM)), and Battle vs. Chess (Xbox 360, PS3 and Windows PC).

"Given the challenging and crowded retail market that continues to operate under unprecedented inventory controls, we shipped only two new titles as a strategic decision to release those games that we knew would succeed during the peak fourth calendar quarter selling season," said Melanie Mroz, CEO of SouthPeak. "We believe this defensive posturing has allowed us to fare relatively well against strong industry headwinds as we continue to execute on our proven business strategy. Among our shipments was My Baby First Steps, to further capitalize on our popular series. Our My Baby franchise continues to be among our top sellers and was a clear standout in the holiday season. Unit sales from this franchise have increased 45% compared with last holiday season when we introduced the first title in this series.

"From an operational standpoint, we also made significant expense reduction gains and generated positive operating cash flow. During the quarter, we reduced our operating expenses by 32% year-over-year based largely on a $3.3 million gain on the settlement of trades payables, which was primarily related to the termination of a distribution and co-publishing agreement, and a 44% reduction in sales and marketing due to lower spending based on our decision to release fewer titles in the period in order to best align our cost structure with our anticipated revenue stream," Mroz concluded.

Terry Phillips, Chairman of SouthPeak, added, "Our unique business model allows us to leverage our relationships with independent developers to optimize our risk-return profile and substantially control costs. We are seeing an increasing market shift of larger publishers focusing on their owned and branded games, which offers SouthPeak increasing access to new titles at nominal fees from emerging developers. Partnerships such as our recent Deep Silver agreement also provide us with access to exciting new titles to capture additional revenue streams and enhance our global brand. Under this agreement we plan to release popular titles such as Prison Break for the Xbox 360 and PS3, and Risen for Xbox 360 in March. To further diversify our offering, later this year we plan to enter the social gaming sector, where we see a significant opportunity to grow our business through new and relevant titles introductions for this growing platform.

"We are confident that this strategy will continue to serve us well and lend SouthPeak a considerable advantage as we work to introduce new titles and improve our sales to stay ahead of industry trends. We believe we can gain additional traction with our existing game titles, as well as introduce new games that broaden our exciting portfolio," Phillips concluded.

Second Quarter Fiscal 2010 Financial Summary

For the second quarter ended December 31, 2009, SouthPeak reported net revenues of $10.1 million, compared with $17.3 million in the second quarter ended December 31, 2008. The decrease in revenues was primarily due to a decrease in the number of titles released in the fiscal 2010 period. Titles released in the fiscal 2009 period also included games for the Xbox 360 and PS3, which sell at a higher MSRP, whereas the new releases in the fiscal 2010 period only included Nintendo DS and Wii product, which sell at a lower MSRP.

For the three months ended December 31, 2009 gross profit decreased to $3.2 million, or 32% of revenues, from $8.8 million, or 51% of revenues, in the 2008. The decrease in gross profit was due primarily to selling fewer units for next generation platforms, which have a higher MSRP, in the three months ended December 31, 2009 versus the prior period.

Total operating expenses for the second quarter of fiscal 2010 decreased by 29% to $5.3 million, compared with $7.5 million in the second quarter of fiscal 2009. The decrease in operating expenses for the fiscal 2010 period, was due primarily to a $3.3 million gain in the settlement of trade payables resulting from the termination of a distribution agreement, as well as a 44% reduction in sales and marketing expense to $2.2 million, compared with $4.0 million in the comparable prior year period. The reduction in sales and marketing costs was due to lower direct spending as a result of releasing fewer titles. Improvements to operating expenses were partially offset by $3.1 million in litigation costs associated with legal fees and a UK judgment associated with SouthPeak's legal proceedings with CDV Software Entertainment A.G.

GAAP net loss for the second quarter of fiscal 2010 was ($2.6) million, or ($0.06) per share based on 45.0 million weighted average shares outstanding, compared with GAAP net income of $1.2 million, or $0.02 per diluted share, based on 53.2 million weighted average shares outstanding in the second quarter of fiscal 2009.

Non-GAAP net income for the three months ended December 31, 2009 was $433,000, or $0.01 per diluted share, compared with non-GAAP net income of $1.7 million, or $0.05 per diluted share for the three months ended December 31, 2008.

Adjusted EBITDA for the second quarter of fiscal 2010 was $1.4 million, compared with adjusted EBITDA of $2.9 million in the prior fiscal year period.

The Company's latest financials have been prepared on a going concern basis as indicated in the company's 10-Q filing with the SEC on February 16, 2010. The quarterly report for the period ended December 31, 2009 includes a going concern from SouthPeak's independent auditor, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The ability of the Company to continue as a going concern is predicated upon, among other things, continuing to generate positive cash flows from operations, curing the default on the production advance payable, renewing its line of credit with SunTrust Banks, Inc. ("SunTrust") and/or obtaining alternative or additional financing, and the resolution of various contingencies. SouthPeak is currently in the process of renewing its line of credit with SunTrust, as well as attempting to expeditiously resolve its contingencies for amounts significantly less than currently accrued for in order to reduce its aggregate liabilities on its balance sheet and actively controlling its cost structure to better align with its revenue stream. While the Company is committed to pursuing these options and others to address its viability as a going concern, there can be no assurance that these plans will be successfully completed; and therefore, there is uncertainty about the Company's ability to realize its assets or satisfy its liabilities in the normal course of business

Conference Call

SouthPeak will hold an investment community conference call to discuss its financial results for the period, its latest game sales and prospects today, Wednesday, February 17, 2010, at 8:00 a.m. Eastern time.

To participate in the conference call, please dial (877) 407-8033 in the United States, or (201) 689-8033 internationally. Investors may also access a live audio webcast of the conference call on the events page of the Company's investor relations website at http://investor.southpeakgames.com/phoenix.zhtml?c=198218&p=irol-calendar.

A replay of the webcast will be available approximately two hours after the conclusion of the live call and will remain available for one year following the live event. An audio replay will be available beginning approximately one hour after the conclusion of the call and will be made available until February 23, 2010. The audio replay can be accessed by dialing (877) 660-6853 or (201) 612-7415. When prompted, enter account number: 286 followed by access ID number 344422.

Use of Non-GAAP Financial Information

To supplement SouthPeak's consolidated condensed financial statements presented on a GAAP basis, SouthPeak also presents certain non-GAAP measures including non-GAAP net income (loss) and adjusted EBITDA information in this press release. The company presents the following non-GAAP measures of results: operating income and earnings per share. Each is adjusted to exclude special items.

The company's management believes these non-GAAP measures provide investors, potential investors, securities analysts and others with useful information to evaluate the performance of the business, because they exclude losses that management believes are not indicative of the ongoing operating results of the business. In addition, these non-GAAP measures are used by management to evaluate the operating performance of the company. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating income or earnings per share as determined in accordance with GAAP.

The Company uses adjusted EBITDA as a measure of the Company's operating trends. Adjusted EBITDA is a non-GAAP measurement that the Company uses as a metric to provide information about SouthPeak's operating trends. SouthPeak defines adjusted EBITDA as earnings before interest, taxes, depreciation and amortization.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Three Months Ended December 31,
	2009	2008

Operating income	$(2,133,408)	$1,266,600

Add: loss attributed to CDV litigation	3,075,206	-
Add: restructuring expenses	-	560,806
Operating income exclusive of special items	$941,798	$1,827,406

Net income (loss)	$(2,642,266)	$1,166,545

Add: loss attributed to CDV litigation	3,075,206	-
Add: restructuring expenses	-	560,806
Net income exclusive of special items	$432,940	$1,727,351

Earnings (loss) per share	(0.06)	$0.03

Add: loss attributed to CDV litigation	0.07	-
Add: restructuring expenses	-	0.02
Earnings per share exclusive of special items	$0.01	$0.05

Net Income	$(2,642,266)	$1,166,546
Depr & Amort	65,095	121,567
Amort intellectual property	99,551	67,517
Income taxes	-	-
Interest	508,858	100,055
EBITDA	$(1,968,762)	$1,455,685
Restructuring costs	-	560,806
Transaction costs in P&L	-	10,295
Noncash stock compensation	308,224	178,142
Registration statement penalty	-	111,000
Bad debt expense	-	534,312
Reserve adjustments:
Loss reserved for CDV Litigation	3,075,206	-
Adjusted EBITDA	$1,414,668	$2,850,240

About SouthPeak Interactive Corporation

SouthPeak Interactive Corporation develops and publishes interactive entertainment software for all current hardware platforms including: PlayStation(R)3 computer entertainment system, PSP(R) (PlayStation(R)Portable) system, PlayStation(R)2 computer entertainment system, PSP(R)go system, Xbox 360(R) videogame and entertainment system, Wii(TM), Nintendo DS(TM), Nintendo DSi(TM) and PC. SouthPeak's games cover all major genres including action/adventure, role playing, racing, puzzle strategy, fighting and combat. SouthPeak's products are sold in retail outlets in North America, Europe, Australia and Asia. SouthPeak is headquartered in Midlothian, Virginia, and has offices in Grapevine, Texas and Leicester, England.

SouthPeak's extensive portfolio of over 50 interactive entertainment games spans a variety of platforms and genres including RPG, simulation, FPS, sports, strategy, puzzle and fighting.

For additional information, please visit SouthPeak's corporate website: http://www.southpeakgames.com.

If you would like to be added to SouthPeak's email list to receive news directly, please send your request to southpeak@tpg-ir.com.

Forward-Looking Statements

This release contains "forward-looking" statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These are statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "may," "will," "expects," "projects," "anticipates," "estimates," "believes," "intends," "plans," "should," "seeks," and similar expressions. This press release contains forward-looking statements relating to, among other things, SouthPeak's expectations and assumptions concerning future financial performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. Forward-looking statements may be significantly impacted by certain risks and uncertainties described in SouthPeak's filings with the Securities and Exchange Commission.

The risks and uncertainties referred to above include, but are not limited to, risks associated with SouthPeak's potential inability to compete with larger businesses in its industry, the limitations of SouthPeak's business model, SouthPeak's potential inability to anticipate and adapt to changing technology, the possibility that SouthPeak may not be able to enter into publishing arrangements with some developers, SouthPeak's dependence on vendors to meet its commitments to suppliers, SouthPeak's dependence on hardware manufactures to publish new videogames, SouthPeak's potential inability to recuperate the up-front license fees paid to console manufacturers, SouthPeak's dependence on a limited number of customers, SouthPeak's potential dependence on the success of a few videogames, SouthPeak's dependence on developers to deliver their videogames on time, the potential of litigation, interference with SouthPeak's business from the adoption of governmental regulations; and the inability to obtain additional financing to grow its business.

SOUTHPEAK INTERACTIVE CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended		For the six months ended

	December 31,		December 31,
	2009	2008	2009	2008

Net revenues	$10,063,952	$17,308,874	$26,773,601	$25,696,577

Cost of goods sold:
Product costs	5,149,597	6,939,774	8,696,283	12,365,327
Royalties	1,618,962	1,492,259	6,619,633	2,301,180
Intellectual property licenses	99,797	67,517	219,457	111,497

Total cost of goods sold	6,868,356	8,499,550	15,535,373	14,778,004

Gross profit	3,195,596	8,809,324	11,238,228	10,918,573

Operating expenses:
Warehousing and distribution	320,723	268,980	607,234	476,563
Sales and marketing	2,215,620	3,954,803	5,870,676	5,950,539
General and administrative	2,973,944	2,747,840	6,088,712	4,128,265
Restructuring costs	-	560,806	-	560,806
Transaction costs	-	10,295	-	28,675
Litigation costs	3,075,206	-	3,075,206	-
Gain on settlement of trade payables	(3,256,489)	-	(3,256,489)	-

Total operating expenses	5,329,004	7,542,724	12,385,339	11,144,848

(Loss) income from operations	(2,133,408)	1,266,600	(1,147,111)	(226,275)

Interest expense, net	508,858	100,055	808,174	158,934

Net (loss) income	(2,642,266)	1,166,545	(1,955,285)	(385,209)

Deemed dividend related to beneficial conversion feature on Series A convertible preferred stock	-	-	-	1,142,439

Net (loss) income attributable to common shareholders	$(2,642,266)	$1,166,545	$(1,955,285)	$(1,527,648)

Basic income (loss) per share:	$(0.06)	$0.03	$(0.04)	$(0.04)
Diluted income (loss) per share:	$(0.06)	$0.02	$(0.04)	$(0.04)

Weighted average number of common shares outstanding - Basic	45,039,292	35,920,100	44,930,125	35,920,100
Weighted average number of common shares outstanding - Diluted	45,039,292	53,188,686	44,930,125	35,920,100

SOUTHPEAK INTERACTIVE CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	June 30,
	2009	2009
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$658,609	$648,311
Restricted cash	849,600	1,245,582
Accounts receivable, net of allowances of $6,648,613 and $7,214,984 at December 31, 2009 and June 30, 2009, respectively	7,327,750	4,972,417
Inventories	3,710,148	4,459,837
Current portion of advances on royalties	6,867,061	8,435,415
Current portion of intellectual property licenses	383,571	410,995
Related party receivables	60,842	33,207
Prepaid expenses and other current assets	530,449	573,145

Total current assets	20,388,030	20,778,909

Property and equipment, net	2,778,721	2,754,139
Advances on royalties, net of current portion	1,551,869	1,556,820
Intellectual property licenses, net of current portion	1,726,071	1,917,858
Goodwill	8,031,766	7,490,065
Intangible assets, net	23,692	43,810
Other assets	11,600	11,872

Total assets	$34,511,749	$34,553,473

Liabilities and Shareholders' Equity

Current liabilities:
Line of credit	$5,310,732	$5,349,953
Current maturities of long-term debt	63,649	50,855
Production advance payable in default	3,755,104	-
Accounts payable	12,056,142	19,686,168
Accrued royalties	1,693,805	414,696
Accrued expenses and other current liabilities	5,004,449	2,419,100
Accrued litigation costs	4,308,035	-
Deferred revenues	295,301	2,842,640
Due to shareholders	-	232,440
Due to related parties	4,400	125,045
Accrued expenses - related parties	137,288	184,766
Total current liabilities	32,628,905	31,305,663

Long-term debt, net of current maturities	1,574,608	1,538,956
Total liabilities	34,203,513	32,844,619

Shareholders' equity:

Series A convertible preferred stock, $0.0001 par value; 15,000,000 shares authorized; 5,653,833 and 5,953,833 shares issued and outstanding at December 31, 2009 and June 30, 2009, respectively; aggregate liquidation preference of $5,653,833 at December 31, 2009	565	595
Common stock, $0.0001 par value; 90,000,000 shares authorized; 45,106,600 and 44,530,100 shares issued and outstanding at December 31, 2009 and June 30, 2009, respectively	4,511	4,453
Additional paid-in capital	25,675,318	25,210,926
Accumulated deficit	(25,101,085)	(23,145,800)
Accumulated other comprehensive loss	(271,073)	(361,320)

Total shareholders' equity	308,236	1,708,854
Total liabilities and shareholders' equity	$34,511,749	$34,553,473

SOUTHPEAK INTERACTIVE CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the six months ended

	December 31,
	2009	2008

Cash flows from operating activities:
Net loss	$(1,955,285)	$(385,209)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	129,972	164,909
Allowances for price protection, returns, and defective merchandise	(531,050)	3,542,272
Bad debt expense, net of recoveries	(35,321)	538,622
Stock-based compensation expense	359,920	342,505
Common stock and warrants issued to vendor	104,500	-
Amortization of royalties and intellectual property licenses	5,443,825	1,844,853
Loss on disposal of fixed assets	4,839	-
Gain on settlement of trade payables	(3,256,489)	-

Changes in operating assets and liabilities:
Accounts receivable	(1,788,962)	(2,079,345)
Inventories	749,689	1,559,586
Advances on royalties	(3,651,309)	(5,604,552)
Intellectual property licenses	-	(915,000)
Related party receivables	(27,635)	24,673
Prepaid expenses and other current assets	42,696	(40,518)
Other assets	-	(5,017)
Production advance payable	3,755,104	-
Accounts payable	(4,318,114)	(5,188,640)
Accrued royalties	1,279,109	(363,324)
Accrued expenses and other current liabilities	1,988,225	618,998
Accrued litigation costs	4,308,035	-
Deferred revenues	(2,547,339)	(872,886)
Accrued expenses - related parties	(47,478)	(4,182)

Total adjustments	1,962,217	(6,437,046)

Net cash provided by (used in) operating activities	6,932	(6,822,255)

Cash flows from investing activities:
Purchases of property and equipment	(65,544)	(219,666)
Cash payments to effect acquisition, net of cash acquired	-	(247,542)
Change in restricted cash	395,982	(1,904)
Net cash provided by (used in) investing activities	330,438	(469,112)

Cash flows from financing activities:
Proceeds from line of credit	16,557,571	16,825,346
Repayments of line of credit	(16,596,792)	(14,254,607)
Repayments of long-term debt	(25,013)	(12,211)
Net proceeds from (repayments of) amounts due to shareholders	(232,440)	(228,998)
Net proceeds from (repayments of) amounts due to related parties	(120,645)	10,111
Proceeds from the issuance of Series A convertible preferred stock, net of cash offering costs	-	1,250,281

Net cash (used in) provided by financing activities	(417,319)	3,589,922

Effect of exchange rate changes on cash and cash equivalents	90,247	(180,944)

Net increase (decrease) in cash and cash equivalents	10,298	(3,882,389)
Cash and cash equivalents at beginning of the period	648,311	4,095,036

Cash and cash equivalents at end of the period	$658,609	$212,647

Supplemental cash flow information:
Cash paid during the period for interest	$243,011	$157,744
Cash paid during the period for taxes	$-	$-

Supplemental disclosure of non-cash activities:
Intellectual property licenses included in accrued expenses and other current liabilities	$-	$135,000
Contingent purchase price payment obligation related to Gamecock acquisition	$597,124	$421,956
Decrease in goodwill with respect to finalizing purchase price allocation	$55,423	$-
Purchase of vehicle through the assumption of a note payable	$73,459	$-

1 Non-GAAP net income measures exclude special items. Please refer to the table at the end of this release titled "Non-GAAP Reconciliation" for reconciliation between GAAP and non-GAAP financial measures.

2 Adjusted EBITDA is a non-GAAP measurement that the Company uses as a metric to provide information about SouthPeak's operating trends. SouthPeak defines adjusted EBITDA as earnings before interest, taxes, depreciation and amortization.

SOURCE: SouthPeak Interactive Corporation

SouthPeak Interactive Corporation
Investors:
Kristen McNally or Brandi Floberg, 212-481-2050
southpeak@tpg-ir.com